AGREEMENT AND PLAN OF MERGER


   This Agreement is made and entered by AMA New Jersey Development, Inc., a New Jersey corporation ("AMA" and sometimes referred to herein as the "Surviving Corporation") and Standish Acquisition 12, Inc., a Delaware corporation ("Acquisition"), and The Standish Care Company, a Delaware corporation ("Standish").

   WHEREAS, AMA has authorized capital stock of 60,000 shares of common stock, no par value per share (the "AMA Common Stock"), of which 36,800 shares are issued and outstanding.

   WHEREAS, Acquisition has authorized capital stock of 3,000 shares of common stock, par value $.01 per share (the "Acquisition Common Stock"), of which 1 share is issued and outstanding; and

   WHEREAS, the Boards of Directors of AMA and Acquisition have determined that a merger of Acquisition with and into AMA pursuant to the terms and conditions of this Agreement (the "Merger"), and for the consideration set forth herein, is advisable and in the best interests of the stockholders of AMA and Acquisition.

   NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

   At the Effective Time (as hereinafter defined) and subject to the terms and conditions hereinafter set forth, the parties hereto agree to cause the Merger to be consummated by filing with the New Jersey Secretary of State a Certificate of Merger (the "Certificate of Merger") in the form required by applicable law, duly executed and acknowledged by the Surviving Corporation, and taking all such further actions as may be required by law to make the Merger effective. The Merger shall become effective upon the filing of the Certificate of Merger with the New Jersey Secretary of State (the "Effective Time") and AMA will be the surviving corporation.

                                   ARTICLE II
                              CONVERSION OF SHARES


   Each share of AMA Common Stock issued and outstanding at the Effective Time shall be changed and converted into 113.225 shares of Common Stock of Standish which shall thereupon be issued, fully paid and nonassessable. At the Effective Time, all outstanding shares of Acquisition shall be converted into one share of AMA Common Stock.

                                   ARTICLE III
                     CERTIFICATE OF INCORPORATION AND BYLAWS


   From and after the Effective Time, and until thereafter amended as provided by law, the Certificate of Incorporation of AMA as in effect at the Effective Time shall be and continue to be the Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time, and until thereafter amended as provided by law, the by-laws of AMA as in effect at the Effective Time shall be and continue to be the by-laws of the Surviving Corporation.


                                   ARTICLE IV
                        OFFICERS AND BOARDS OF DIRECTORS


   From and after the Effective Time, the directors and the officers of AMA shall be and continue to be the directors and officers of the Surviving Corporation, until their successors are duly elected and qualified.

                                       ***

   IN WITNESS WHEREOF, AMA, Standish and Acquisition have executed this
Agreement as of the    of       , 1996.


                                            AMA NEW JERSEY DEVELOPMENT, INC.

                                            By: /s/ Robert M. Kaufman
                                                ------------------------------
                                                Robert M. Kaufman
                                                President


ATTEST:

/s/ James M. Clary, III
-----------------------

                                            STANDISH ACQUISITION 12, INC.


                                            By: /s/ Michael J. Doyle
                                                ------------------------------
                                                Michael J. Doyle
                                                Chairman and President


ATTEST:

/s/ Kenneth Miles
-----------------

                                            THE STANDISH CARE COMPANY

                                            By: /s/ Michael J. Doyle
                                                -------------------------------
                                                Michael J. Doyle, President
                                                and Chief Executive Officer


ATTEST:

/s/ Kenneth Miles
-----------------